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                                                                  Exhibit 1.1(b)

                         Nuveen Unit Trusts, Series 78

                         Trust Indenture and Agreement

                            Dated: January 31, 2000

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for the Trusts on the Initial Date of Deposit is 1/(the number of Units) set forth under the caption "Statement(s) of Condition--Interest of Unitholders: Units of fractional undivided interest outstanding" in the Prospectus.

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          (c)  The number of Units created of the Trust are as set forth under the caption "Statement(s) of Condition - Interest of Unit holders: Units of fractional undivided interest outstanding" in the Prospectus for the Trust(s).

          (d) Section 10.02 shall be amended to read in its entirety as follows:

          Section 10.02. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust(s) and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust(s) subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust(s) exceed the estimated per Unit amount of organization costs set forth in the prospectus for the Trust(s) multiplied by the number of Units of the Trust(s) outstanding at the earlier of six months after the Initial Date of Deposit or the end of the initial offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust(s) incurred after the earlier of six months after the Initial Date of Deposit or the end of the initial offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under
Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 10.02 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement(s) of Condition of the Trust(s) included in the Prospectus not later than the 10 calendar days following the Initial Date of Deposit or deposit of additional Securities, as applicable and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 10.02 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unitholder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust(s) set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust(s) is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust(s) shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust(s), SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust(s), the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date," "Contract Securities," "Initial Date of Deposit," "Mandatory Termination Date," "Record Date," "Securities," and "Unit" and to add the following definitions:

          Capital Distribution Date

               The meaning assigned to it in the Prospectus for a Trust.

          Mandatory Termination Date

               The meaning assigned to it in the Prospectus for a Trust.

          Contract Securities

               The Securities which are to be acquired by any Trust Fund pursuant to a contract or contracts for the purchase of such securities which have been assigned to the Trustee along with the amounts required for their purchase which have been delivered to the Trustee.

          Evaluator

               The party designated in the Prospectus for a Trust or any party appointed by the Sponsor.

          Initial Date of Deposit

               The meaning assigned to it in the Prospectus for each respective Trust Fund.

          Prospectus

               The prospectus relating to a Trust in the form first used to confirm sales of Units.

          Record Date

               As applicable, the meaning assigned in "Income Record Date" and/or "Capital Record Date" in the Prospectus for each respective Trust Fund.

          Securities

               The securities, including Contract Securities listed in Schedule A to the Trust Agreement or other Securities that may be deposited in the Trust Fund and any obligations received in exchange or substitution for such securities, as may from time to time continue to be held as a part of any Trust Fund.

          Unit

               The fractional undivided interest in and ownership of an individual Trust Fund equal initially to 1/(the number of Units of fractional undivided interest outstanding) provided in the Statement of Condition in the Prospectus for the Trust Fund, the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and (2) decreased by the number of any such Units redeemed as provided in Section 5.02. Whenever reference is made herein to the "interest" of a Unitholder in the Trust Fund or in the Income or Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units, whether or not evidenced by a Certificate or Certificates, held of record by such Unitholder in such Trust Fund.

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                                                                       Ex.1.1(b)

               (f) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."

               (g) Article III of the Standard Terms and Conditions of Trust is hereby amended to add the following section:

               Section 3.14. License Fees. Pursuant to a Licensing Agreement between Dow Jones and Company, Inc. ("Dow Jones/SM/") and the Depositor ("The Dow agreement") for the Nuveen-The Dow 5/SM/ and Nuveen-The Dow 10/SM/ Portfolios ("The Dow/SM/ trusts"), as consideration for the licenses granted by Dow Jones for the right to use its trademarks and trade names, each The Dow trust will pay its portion of fees set forth in The Dow Agreement to Dow Jones or the Depositor to reimburse the Depositor for payment of the expenses.

               If The Dow agreement provides for an annual license fee computed in whole or in part by reference to the month-end asset balances for each The Dow trust, for purposes of calculating the accrual of estimated expenses, such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an annual licensing fee payment (i) until the month-end in which the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the month-end asset balances which the Depositor shall provide the Trustee, and (ii) thereafter by reference to the previous month-end asset balance of the applicable The Dow trust. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fees and the license fees payable pursuant to The Dow agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               (h) The following subsection (d) shall be added to Section 7.02:

               (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

               (i) Section 4.01 shall be amended to read in its entirety as follows:

               Section 4.01. Evaluation of Securities. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities as of the Evaluation Time as provided in the following manner:

               (a) The Evaluator will prepare each evaluation for which market quotations for the Securities are available by the use of outside services normally used and contracted with for this purpose. If the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc., the evaluation will be based on the closing sale price on the exchange or system (if a Security is listed on the New York Stock Exchange, the closing sale price on that exchange shall apply) or, if there is no closing sale price on the exchange or system, at the closing bid price on the exchange or system. If such market quotations are not available, the Evaluator shall determine the value of the Securities. Such evaluation shall generally be based on the current bid prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If such prices are not available on the over-the-counter market, the evaluation will generally be made by the Evaluator in good faith (1) on the basis of the current bid prices for comparable securities, (2) by the Evaluator's appraising the value of the Securities in good faith at the bid side of the market or (3) by any combination thereof. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.02, the amount of cash then held in the Capital Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Capital Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

    With respect to any Security not listed on a national exchange or The NASDAQ Stock Market, Inc., or, with respect to a Security so listed but the Evaluator deems the closing sale price on the relevant exchange to be inappropriate as a basis for valuation, upon the Evaluator's request, the Depositor shall, from time to time, designate one or more evaluation services or other sources of information on which the Evaluator shall be authorized conclusively to rely in evaluating such Security, and the Evaluator shall have no liability for any errors in the information so received. The cost thereof shall be an expense reimbursable to the Evaluator from the Income and Capital Accounts.

                    (b) Notwithstanding Section 4.01(a), except in those cases in which the Securities are listed on a national securities exchange or The NASDAQ Stock Market, Inc. and the closing sales prices are used and except for Trust Fund Evaluations required by Section 5.02 in determining Redemption Price, during the initial offering period, the evaluations of the Securities shall generally be made in the manner described in Section 4.01(a) based on the closing ask prices of the Securities rather than the closing bid prices.

               (j) Section 5.01 shall be amended to read in its entirety as follows:

               Section 5.01. Trust Fund Evaluation. As of the Evaluation Time next following any tender by a Unitholder for redemption and on any other business day desired by it or as may be required hereunder, the Trustee shall as to each Trust Fund:

Add

               (1) cash on hand in the Trust Fund (other than cash held especially for the purchase of Contract Securities) and moneys in the process of being collected from declared dividends,

               (2) the aggregate value of each issue of the Securities in the Trust Fund (including Contract Securities) as determined by the Evaluator pursuant to Section 4.01, and

               (3)  all other assets of the Trust;

Deduct

               (1) amounts representing any applicable taxes, governmental charges or other charges pursuant to Section 3.03 payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

               (2) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Evaluator, the Depositor and counsel, and


               (3) amounts representing unpaid accrued organization costs, and

               (4) cash allocated for distribution to Unitholders of the Trust Fund of record as of the business day prior to the evaluation then being made.

The resulting figure is herein called a "Trust Fund Evaluation."

Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 10.02, for purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               (k) Notwithstanding anything to the contrary contained in Sections 3.04, 3.11, 3.13, 4.03 and 8.05, expenses of each Trust shall be paid to the appropriate party on or about the 15th day of each month. Until the Trustee is notified by the Depositor that the primary offering period has terminated, the fees, where applicable, shall be accrued daily and based on the number of Units outstanding on each day.

After the primary offering period has terminated, the fees, where applicable, shall accrue daily and be based on the number of Units outstanding on the most recent prior Record Date specified in the Prospectus or the number of Units outstanding at the end of the initial offering period, as appropriate.

               (l) Section 8.01(i) shall be amended to read in its entirety as follows:

               (i) Nothwithstanding any provisions of this Agreement to the contrary, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for each Trust Fund or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

               (m) All references to the "NASDAQ National Market System" herein and in the Standard Terms and Conditions of Trust are replaced with "The NASDAQ Stock Market, Inc."

               (n)  The following shall replace the second paragraph of Section
5.03 in its entirety:

               All Units so tendered by a Unitholder (a "Rollover Unitholder") shall be redeemed and cancelled on such date during the Special Redemption and Liquidation Period as the Depositor shall determine and notify the Trustee thereof. Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent based on the net asset value on the date the Units are redeemed and cancelled multiplied by the number of Units being redeemed (herein called the "Rollover Distribution").

               (o) Section 8.01 shall be amended to add the following as paragraph (1):

                    (1) The Trustee except by reason of its own negligence or willful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

               (p) Section 3.06 shall be amended to read in its entirety as follows:

               Section 3.06. Extraordinary Sale of Securities. If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

               (a) that there has been a default on any of the Securities in the payment of dividends, after declared and when due and payable;

               (b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

               (c) that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would aversely affect either immediately or contingently the payment of dividends from such Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

               (d) that there has been a default in the payment of dividends, principal of or income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

               (e) that the price of any such Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Depositor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust Fund and to the interest of the Unitholders;

               (f) that all of the Securities in the Trust Fund will be sold pursuant to termination of the Trust pursuant to this Indenture;

               (g) that such sale is required due to Units tendered for redemption;

               (h) that the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a "regulated investment company" in the case of a Trust which has elected to qualify as such; and

               (i) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unitholders.

     Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges shall deposit such net proceeds in the Capital Account.

     The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.06 except to the extent otherwise required by this Indenture. The Depositor shall not be liable for errors of judgment in directing or failing to direct the Trustee pursuant to this Section 3.06. This provision, however, shall not protect the Trustee or Depositor against any liability for which they would otherwise be subject, respectively, by reason of wilful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder.
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          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this
Trust Indenture and Agreement for Nuveen Unit Trusts, Series 78 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       John Nuveen & Co. Incorporated,
                                                      Depositor


                                       By /s/ Benjamin T. Fulton
                                         ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Nicholas Dalmaso
  -------------------------
     Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ James P. Donovan
                                         ----------------------------
                                           Assistant Vice President


(Seal)

Attest:

By /s/ Rachelle Cohen
  --------------------------
      Assistant Treasurer

                                      -4-
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                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 78


    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trust(s) in the Prospectus.)

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